Exhibit 16

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                                                    Arthur Andersen LLP

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                                                    Suite 600
                                                    20 Broadway
                                                    Oklahoma City OK 73102-8286
                                                    405 236 1491

Securities and Exchange Commission
Washington, DC 20549

We have read the item, Change in Independent Public Accountants, included in Local Financial Corporation's Form S-1 Registration Statement to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                            /s/ Arthur Andersen LLP
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Oklahoma City, Oklahoma
 December 29, 1997